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                                                                   Exhibit 10.01

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated as of this 2nd day of August, 1999, is by and between (i) UniCapital Corporation, a Delaware corporation (the "Company"), and (ii) John L. Guadagno ("Employee").

                                    RECITALS

         The Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         1. EMPLOYMENT; TERM. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of three years, unless sooner terminated (the "Term").

         2. POSITION AND DUTIES. The Company hereby employs Employee as the President of the Company's "Technology and Finance Group". As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of the President of the Company's Technology and Finance Group and will report directly to the Chief Executive Officer of the Company. For purposes of this Agreement, the term "Technology and Finance Group" means the subsidiaries and other business units of the Company which are engaged in computer and telecommunications leasing and middle market leasing, as determined by the Company from time to time. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote all of his professional time, attention, and efforts to promote and further the business of the Company and the Technology and Finance Group. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

         3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee, during the Term, as follows:

                  (a) Base Salary. The annual base salary payable to Employee shall be $350,000, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly.

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                  (b) Commission.

         (i) In addition to the foregoing base salary, Employee shall receive an annual commission (the "Commission") equal to the sum of (a) one-half of one percent (.5%) of the first $50,000,000 of the net income earned by UniCapital's Technology and Finance Group, as reported in UniCapital's Annual Report on Form 10-K , and (b) one percent (1.0%) of the net income earned by UniCapital's Technology and Finance Group in excess of $50,000,000, as reported in UniCapital's Annual Report on Form 10-K.

         (ii) The Commission shall be payable annually within 91 days after the end of the calendar year during which such Commission was earned.


                  (c) Perquisites, Benefits, and Other Compensation. During the Term, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Company or the Compensation Committee.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

         5. PLACE OF PERFORMANCE. Employee understands that he may be requested by the Company to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or a change in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will provide Employee with a relocation allowance, in an amount determined by the Company, to assist Employee in covering the costs of moving himself, his immediate family, and their personal property and effects. The total amount and type of costs to be covered shall be determined by the Company, in light of prevailing Company policy at the time.

         6. TERMINATION; RIGHTS ON TERMINATION. Employee's employment may be terminated in any one of the following ways, prior to the expiration of the
Term:

                  (a) Death. The death of Employee shall immediately terminate the Term.

                  (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the essential functions of his position, with or without reasonable accommodation, on a full-time basis for a period of four consecutive months, or for a total of four months in any six-month period, then 30 days after written notice to

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Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of such notice period. If Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) three months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle.

                  (c) Termination by the Company for "Cause." The Company may terminate the Term 10 days after written notice to Employee for "cause," which shall be: (i) Employee's material breach of this Agreement, which breach is not cured within 10 days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee's gross negligence in the performance of his duties hereunder, intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the directives of the Company, his superior officers, or the policies and procedures of the Company, which actions continue for a period of at least 10 days after receipt by Employee of written notice of the need to cure or cease; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company or any of its subsidiaries, and that in the judgment of the Company materially and adversely affects the operations or reputation of the Company or any of its subsidiaries; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the judgment of the Company, materially impairs Employee's ability to perform his duties hereunder.

                  (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate the Term and Employee's employment, effective 30 days after written notice is provided to Employee. Should Employee be terminated by the Company without cause, Employee shall receive from the Company compensation ("Severance Compensation") equal to the base salary at the rate then in effect for the lesser of (i) twelve months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle. If Employee resigns or otherwise terminates his employment for any reason or for no reason, other than for disability pursuant to Section 6(b), Employee shall receive no Severance Compensation or other compensation.

                  (e) Payment Through Termination. Upon termination of Employee's employment Employee shall be entitled to receive his base salary and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 6. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that Employee's obligations under Sections 7, 8, 9, 10 and 11 below shall survive such termination.

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         7. RESTRICTION ON COMPETITION.

                  (a) During the Term, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person") engage or prepare to engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, lender or sales representative, in any business engaged in providing or servicing equipment leasing or specialty finance products or services in direct competition with the Company, or any business engaging in the consolidation of the equipment leasing or specialty finance industry, within the United States of America (the "Territory").

                  (b) During the Term, and thereafter, if Employee continues to be employed by the Company or any other entity owned by or affiliated with the Company on an "at-will" basis, for the duration of such period, and thereafter for a period of two years, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any Person:

                        (i) call upon, correspond with or otherwise engage in discussions with any Person who is, at that time, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                        (ii) call upon, correspond with or otherwise engage in discussions with any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

                        (iii) on Employee's own behalf or on behalf of any competitor, call upon any Person that, during Employee's employment by the Company, was either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company.

                  (c) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as a passive investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  (d) For purposes of this Section 7 and Sections 8, 9, 10 and 11, references to the Company shall mean UniCapital Corporation, together with its subsidiaries and affiliates.

                  (e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

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                  (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of two years stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

                  (g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of
Section 6 above, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the longer of (i) the time period during which the provisions of this Section 7 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above.

                  (h) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees, and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company throughout the term of these covenants.

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         8. CONFIDENTIAL INFORMATION. Employee hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; (c) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; or (d) is known to Employee prior to the date of this Agreement or is developed by Employee after the Term; provided, that in the case of clauses (b) or (c), Employee shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         9. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company and that Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire". Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         10. RETURN OF COMPANY PROPERTY; ACCESS TO RECORDS. Promptly upon termination of Employee's employment by the Company for any reason or no reason, Employee or Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Employee by or on behalf of the Company or its representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control.

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         11. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the
Company that the execution of this Agreement by Employee, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company and their respective officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, non-solicitation agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement.

         12. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, and assigns. Notwithstanding the foregoing, if Employee accepts employment with a subsidiary or affiliate of the Company, unless Employee and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Employee, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into one of its subsidiaries or affiliates, such action shall not be considered to cause an assignment of this Agreement, and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity.

         13. COMPLETE AGREEMENT WAIVER; AMENDMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         14. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:


                 To the Company:    UniCapital Corporation
                                    10800 Biscayne Boulevard
                                    Suite 800

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                                    Miami, Florida 33161
                                    Attention: Martin Kalb

                                    Mr. John L. Guadagno
                                    15 Fillow Street
                                    Westport, Connecticut 06880

                 with a copy to:
                                -------------------------------
                                -------------------------------
                                -------------------------------

                                Attention:
                                          ---------------------

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by Federal Express or other overnight express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

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         15. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         16. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9, 10 and/or 11, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         17. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by
Section 16 above, from any court of competent jurisdiction, without the need to resort to arbitration.

         18. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of __________, without giving effect to any conflicts of laws principles thereof that would compel the application of the substantive laws of any other jurisdiction. The Company and Employee each hereby irrevocably submits to the jurisdiction of the state or federal courts located in the State of __________ in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agrees not to assert, by way of motion, as a defense, or otherwise in such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

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         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                     UniCapital Corporation

                                     By: /s/ Robert J. New
                                         --------------------------------------
                                         Name: Robert J. New
                                               --------------------------------
                                         Title: Chairman & Chief
                                                Executive Officer
                                                -------------------------------

EMPLOYEE:

/s/ John L. Guadagno
----------------------------------
John L. Guadagno


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